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EXHIBIT 21.1

LTC PROPERTIES, INC.

LIST OF SUBSIDIARIES

As of December 31, 2004

Company	State of Organization
Bakersfield-LTC, Inc.	Delaware
BV Holding-LTC, Inc.	Delaware
Coronado Corporation	Delaware
East New Mexico, Inc.	Delaware
Education Property Investors, Inc.	Nevada
Florida-LTC, Inc.	Nevada
Kansas-LTC Corporation	Delaware
LTC GP I, Inc.	Delaware
LTC GP II, Inc.	Delaware
LTC GP III, Inc.	Delaware
LTC GP IV, Inc.	Delaware
LTC GP V, Inc.	Delaware
LTC GP VI, Inc.	Delaware
LTC Partners IX, L.P.	Delaware
LTC REMIC Corporation	Delaware
LTC REMIC IV Corporation	Delaware
LTC West, Inc.	Nevada
LTC-BBCO, Inc.	Delaware
LTC-Dearfield, Inc.	Nevada
LTC-DS, Inc.	Delaware
LTC-Fort Valley, Inc.	Delaware
LTC-Gardner, Inc.	Delaware
LTC-Griffin, Inc.	Nevada
LTC-Jessup, Inc.	Delaware
LTC-Jonesboro, Inc.	Nevada
LTC-K1 Inc.	Delaware
LTC-K2 Limited Partnership	Delaware
LTC-K2 LP, Inc.	Delaware
LTC-K2, Inc.	Delaware
LTC-Lake Forest, Inc.	Delaware
LTC-New Mexico, Inc.	Nevada
LTC-Ohio, Inc.	Delaware
LTC-Richmond, Inc.	Nevada
LTC-Tampa, Inc.	Nevada
L-Tex GP, Inc.	Delaware
L-Tex L.P. Corporation	Delaware
Missouri River Corporation	Delaware
North Carolina Real Estate Investments, LLC	North Carolina
Park Villa Corporation	Delaware
Texas-LTC Limited Partnership	Texas
Texas-LTC Woodridge Limited Partnership	Delaware
University Park Convalescent Center, Inc.	Florida
Vacaville-LTC, Inc.	Delaware
Virginia-LTC, Inc.	Nevada

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LTC PROPERTIES, INC. LIST OF SUBSIDIARIES As of December 31, 2004